SHARE EXCHANGE AGREEMENT

by and among

Stand Giant International Limited 英立国际有限公司 (“Stand Giant”)

and

China Sequoia Pharmaceuticals Group International Holdings Limited中国红杉药业集团国际控股有限公司,

the sole Stockholder of Stand Giant,

on the one hand;

and

Taxus Pharmaceuticals, Inc. (“Taxus Pharma”),

a Nevada corporation,

and

the Majority Stockholders of Taxus Pharma,

on the other hand

March 28, 2012

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of March 28, 2012 (this “Agreement”), is made and entered into by and among China Sequoia Pharmaceuticals Group International Holdings Limited中国红杉药业集团国际控股有限公司 (the “Stand Giant Stockholders”), shareholders of Stand Giant (China) Limited, a Hong Kong company (“Stand Giant”), on the one hand; and Taxus Pharmaceuticals, Inc. (“Taxus Pharma”), a Nevada corporation, and the shareholders of Taxus Pharma listed on Signature Page for Taxus Pharma Stockholders (the “Taxus Pharma Stockholders”), on the other hand. Stand Giant is a party to this agreement solely to make representations and warranties as set forth herein.

RECITALS

WHEREAS, the Board of Directors of Taxus Pharma has adopted resolutions approving Taxus Pharma’s acquisition of Stand Giant (the “Acquisition”) upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, Stand Giant Stockholders own 100%of the issued and outstanding capital stock of Stand Giant (the “Stand Giant Shares”), and the Stand Giant Stockholders desire to sell the Stand Giant Shares pursuant to the terms and conditions of this Agreement;

WHEREAS, the Taxus Pharma Stockholders hold an amount of shares of Taxus Pharma common stock which represents at least a majority of the issued and outstanding capital stock of Taxus Pharma;

WHEREAS, the Taxus Pharma Stockholders will enter into this Agreement for the purpose of making certain representations, warranties, covenants, indemnifications and agreements;

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE ACQUISITION

1.1 The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a)  The Stand Giant Stockholders will sell, convey, assign, transfer and deliver to Taxus Pharma stock certificates representing the Stand Giant Shares, which shall constitute 100% of the issued and outstanding shares of Stand Giant.

(b)  As consideration for the acquisition of the Stand Giant Shares, Taxus Pharma will issue to the Stand Giant Stockholders, a total of  13,244,500 shares of common stock (collectively, the “Taxus Pharma Shares”).

1.2 Closing Date. The closing of the Acquisition (the “Closing”) shall take place as soon as practicable upon signing of this Agreement, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date.”

1.3 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Stand Giant Stockholders, Stand Giant, Taxus Pharma Stockholders and/or Taxus Pharma will take all such lawful and necessary action.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STAND GIANT

Stand Giant hereby represents and warrants to Taxus Pharma and the Taxus Pharma Stockholders as follows:

2.1  Organization. Stand Giant has been duly incorporated, validly exists as a corporation, and is in good standing under the laws of its jurisdiction of incorporation, and has the requisite power to carry on its business as now conducted.

2.2  Certain Corporate Matters. Stand Giant is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on Stand Giant’s financial condition, results of operations or business. Stand Giant has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.3  Authority Relative to this Agreement. Stand Giant has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Stand Giant and the consummation by Stand Giant of the transactions contemplated hereby have been duly authorized by the Board of Directors of Stand Giant and no other actions on the part of Stand Giant are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stand Giant and constitutes a valid and binding agreement of Stand Giant, enforceable against Stand Giant in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.4  Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Stand Giant of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Stand Giant nor the consummation by Stand Giant of the transactions contemplated hereby, nor compliance by Stand Giant with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of Stand Giant, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Stand Giant is a party or by which they any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stand Giant, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Taxus Pharma taken as a whole.

2.5  Books and Records. The books and records of Stand Giant delivered to Taxus Pharma prior to the Closing fully and fairly reflect the transactions to which Stand Giant is a party or by which it or its properties are bound.

2.6  Intellectual Property. Stand Giant has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Stand Giant infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

2.7  Litigation. Stand Giant is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against Stand Giant. Stand Giant is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of Stand Giant, and Stand Giant knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting Stand Giant or to which Stand Giant is a party.

2.8  Legal Compliance. To the best knowledge of Stand Giant, after due investigation, no claim has been filed against Stand Giant alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Stand Giant hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

2.9  Disclosure. The representations and warranties and statements of fact made by Stand Giant in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF THE STAND GIANT STOCKHOLDERS

The Stand Giant Stockholders hereby represents and warrants to Taxus Pharma as follows:

3.1 Ownership of the Stand Giant Shares. Stand Giant Stockholders own, beneficially and of record, good and marketable title to the 100% of the Stand Giant Shares, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or Stockholders’ agreements. The Stand Giant Stockholders represents that such person has no right or claims whatsoever to any shares of Stand Giant capital stock, other than the Stand Giant Shares that Stand Giant Stockholders owns and Stand Giant Stockholders does not have any options, warrants or any other instruments entitling Stand Giant Stockholders to exercise to purchase or convert into shares of Stand Giant capital stock. At the Closing, Stand Giant Stockholders will convey to Taxus Pharma good and marketable title to the Stand Giant Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions.

3.2  Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by Stand Giant Stockholders and constitutes a valid and binding agreement of Stand Giant Stockholders, enforceable against Stand Giant Stockholders in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3 Restricted Securities. Stand Giant Stockholders acknowledges that the Taxus Pharma Shares will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, that the Taxus Pharma Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the Taxus Pharma Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, Stand Giant Stockholders is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.4 Accredited Investor. Stand Giant Stockholders is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Stand Giant Stockholders is able to bear the economic risk of acquiring the Taxus Pharma Shares pursuant to the terms of this Agreement, including a complete loss of Stand Giant Stockholders’s investment in the Taxus Pharma Shares.

3.5 Legend. Stand Giant Stockholders acknowledges that the certificate(s) representing the Taxus Pharma Shares to be transferred to Stand Giant Stockholders shall conspicuously set forth on the face or back thereof a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF

TAXUS PHARMA AND THE TAXUS PHARMA STOCKHOLDERS

Taxus Pharma and the Taxus Pharma Stockholders hereby represent and warrant, jointly and severally, to Stand Giant and Stand Giant Stockholders as of the date hereof and as of the Closing Date (unless otherwise indicated), as follows:

4.1  Organization. Taxus Pharma is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

4.2  Certain Corporate Matters. Taxus Pharma is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of such properties or nature of such business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. Taxus Pharma has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. Taxus Pharma has delivered to Stand Giant true, accurate and complete copies of its certificate or articles of incorporation and bylaws of Taxus Pharma, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the Stockholders and Board of Directors of Taxus Pharma are complete and correct in all material respects. The stock records of Taxus Pharma and the Stockholder lists of Taxus Pharma that Taxus Pharma has previously furnished to Stand Giant are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of Taxus Pharma’s capital stock and any other outstanding securities issued by Taxus Pharma. Taxus Pharma is not in default under or in violation of any provision of its certificate or articles of incorporation or bylaws in any material respect. Taxus Pharma is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

4.3  Authority Relative to this Agreement. Each of Taxus Pharma and the Taxus Pharma Stockholders has the requisite power and authority to enter into this Agreement and carry out its or his obligations hereunder. The execution, delivery and performance of this Agreement by Taxus Pharma and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Taxus Pharma, and no other actions on the part of Taxus Pharma are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Taxus Pharma and the Taxus Pharma Stockholders and constitutes a valid and binding obligation of Taxus Pharma and each of the Taxus Pharma Stockholders, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

4.4  Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Taxus Pharma of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Taxus Pharma nor the consummation by Taxus Pharma of the transactions contemplated hereby, nor compliance by Taxus Pharma with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of Taxus Pharma, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Taxus Pharma is a party or by which they any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Taxus Pharma, or any of their respective properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to Taxus Pharma taken as a whole.

4.5  Real Property. Taxus Pharma does not own or lease any real property.

4.6  Books and Records. The books and records of Taxus Pharma delivered to Stand Giant Stockholders prior to the Closing fully and fairly reflect the transactions to which Taxus Pharma is a party or by which they or their properties are bound.

4.7  Questionable Payments. Taxus Pharma, nor any employee, agent or representative of Taxus Pharma has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from Taxus Pharma’s funds to governmental officials for improper purposes or made any illegal payments from Taxus Pharma’s funds to obtain or retain business.

4.8  Intellectual Property. Taxus Pharma does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. Taxus Pharma and the Taxus Pharma Stockholders have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Taxus Pharma infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

4.9  Insurance. Taxus Pharma has no insurance policies in effect.

4.10 Litigation. Taxus Pharma is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against Taxus Pharma. Taxus Pharma is a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of Taxus Pharma, and Taxus Pharma knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting Taxus Pharma or to which Taxus Pharma is a party.

4.11  Legal Compliance. To the best knowledge of Taxus Pharma, after due investigation, no claim has been filed against Taxus Pharma alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. Taxus Pharma hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

4.12 Subsidiaries and Investments. Taxus Pharma neither owns any capital stock, has any interest of any kind nor has any agreement or commitment to purchase any interest, whatsoever in any corporation, partnership, or other form of business organization.

4.13  Broker’s Fees. Neither Taxus Pharma, nor anyone on its behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

4.14 Disclosure. The representations and warranties and statements of fact made by Taxus Pharma in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 5

INDEMNIFICATION

5.1 Taxus Pharma Stockholders Indemnification. For a period of one year after the Closing, the Taxus Pharma Stockholders (“Indemnifying Party”) agree to indemnify Stand Giant, the Stand Giant Stockholders and each of the officers, agents and directors of Stand Giant or the Stand Giant Stockholders (each an “Indemnified Party”) against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (each, a “Claim”) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Taxus Pharma and/or the Taxus Pharma Stockholders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of Taxus Pharma prior to the Closing; or (B) the operations of Taxus Pharma prior to the Closing (the “Taxus Pharma Stockholders Indemnification”). During the period of the Taxus Pharma Stockholders Indemnification, if Stand Giant or the Stand Giant Stockholders shall become reasonably aware of any Claim covered by this Section 5.1, and while such Claim is unresolved, Stand Giant shall have the right to issue stop transfer instructions to its transfer agent with respect to the Taxus Pharma Shares held by the Indemnifying Party.

5.2 Indemnification Procedures. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party. The Indemnifying Party will not be liable to any Indemnified Party under this Article 5 for any settlement by an Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed; or to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s indemnification pursuant to this Article 5.

ARTICLE 6

COVENANTS AND AGREEMENTS OF THE PARTIES

EFFECTIVE PRIOR TO CLOSING

6.1 Corporate Examinations and Investigations. Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of Stand Giant and Taxus Pharma as each party may request. In order that each party may have the full opportunity to do so, Stand Giant, Taxus Pharma, the Stand Giant Stockholders and the Taxus Pharma Stockholders shall furnish each party and its representatives during such period with all such information concerning the affairs of Stand Giant or Taxus Pharma as each party or its representatives may reasonably request and cause Stand Giant or Taxus Pharma and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

6.2 Cooperation; Consents. Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

6.3 Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Stand Giant and the holders of a majority of voting stock of Stand Giant on the one hand and Taxus Pharma and the holders of a majority of voting stock of Taxus Pharma common stock on the other hand. Without the prior written consent of Stand Giant, the Stand Giant Stockholders, Taxus Pharma or the Taxus Pharma Stockholders except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

6.4 Litigation. From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

6.5 Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

6.6 Confidentiality; Access to Information.

(a) Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article 8 hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b) Access to Information.

(i) Stand Giant will afford Taxus Pharma and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Stand Giant during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Stand Giant, as Taxus Pharma may reasonably request. No information or knowledge obtained by Taxus Pharma in any investigation pursuant to this Section 6.8 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii) Taxus Pharma will afford Stand Giant and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Taxus Pharma during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Taxus Pharma, as Stand Giant may reasonably request. No information or knowledge obtained by Stand Giant in any investigation pursuant to this Section 6.8 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

ARTICLE 7

CONDITIONS TO CLOSING

7.1  Conditions to Obligations of Stand Giant and the Stand Giant Stockholders. The obligations of Stand Giant and the Stand Giant Stockholders under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. At the Closing, Taxus Pharma and/or the Taxus Pharma Stockholders shall have delivered or caused to be delivered to Stand Giant and the Stand Giant Stockholders the following:

(i)  resolutions duly adopted by the Board of Directors of Taxus Pharma authorizing and approving the Acquisition and the execution, delivery and performance of this Agreement;

(ii)  a certificate of good standing for Taxus Pharma from its jurisdiction of incorporation, dated not earlier than five days prior to the Closing Date;

 (iii) stock certificate representing the Taxus Pharma Shares to be delivered pursuant to this Agreement registered in the name of the Stand Giant Stockholders;

(iv)  this Agreement duly executed by Taxus Pharma and the Taxus Pharma Stockholders;

 (v) all corporate records, agreements, seals and any other information reasonably requested by Stand Giant’s representatives with respect to Taxus Pharma; and

7.2 Conditions to Obligations of Taxus Pharma and the Taxus Pharma Stockholders. The obligations of Taxus Pharma and the Taxus Pharma Stockholders under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. On the Closing Date, Stand Giant and/or the Stand Giant Stockholders shall have delivered to Taxus Pharma the following:

(i)	this Agreement duly executed by Stand Giant and the Stand Giant Stockholders;

(ii)	resolutions duly adopted by the Board of Directors of Stand Giant authorizing and approving the Acquisition and the execution, delivery and performance of this Agreement;

(iii)	stock certificates representing the Stand Giant Shares to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers;

(iv)	such other documents as Taxus Pharma may reasonably request in connection with the transactions contemplated hereby.

(b) Representations and Warranties True and Correct. The representations and warranties of Stand Giant and the Stand Giant Stockholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Stand Giant and the Stand Giant Stockholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

ARTICLE 8

SEC FILING; TERMINATION

8.1 This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Taxus Pharma and Stand Giant;

 (b) by either Taxus Pharma or Stand Giant if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and non-appealable;

ARTICLE 9

GENERAL PROVISIONS

9.1  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

9.2  Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

9.4  Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

9.5 Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

9.6  Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

9.7  Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

9.8 Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Stand Giant, Taxus Pharma, and holders of a majority of outstanding voting stock of Stand Giant and the holders of a majority of outstanding voting stock of Taxus Pharma; provided that, the consent of any Stand Giant or Taxus Pharma Stockholder that is a party to this Agreement shall be required if the amendment or modification would disproportionately affect such stockholder (other than by virtue of their ownership of Stand Giant or Taxus Pharma shares, as applicable).

9.9 Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

9.10 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

Taxus Pharmaceuticals, Inc.

By:  ____________________________________

Taxus Pharmaceuticals, Inc. Shareholders

By:  ____________________________________

By:  ____________________________________

By:  ____________________________________

By:  ____________________________________

Stand Giant International Limited 英立国际有限公司

By: ____________________________________

Stand Giant Shareholders:

By: ____________________________________

Director:

China Sequoia Pharmaceuticals Group International Holdings Limited

中国红杉药业集团国际控股有限公司,

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